Exhibit 23

Consent Of Independent Registered Public Accounting Firm

The Board of Directors
Emerson Electric Co.:

We consent to the incorporation by reference in the Registration Statement Nos. 333-206096, 333-173933, 333-221671, 333-154362, 333-154361, 333-152917, 333-152916, and 333-90240 on Form S-8 and Registration Statement Nos. 333-250115, 333-52658, 333-84673, and 333-66865 on Form S-3 of our report dated November 15, 2021, with respect to the consolidated financial statements, and the related notes of Emerson Electric Co. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

St. Louis, Missouri
November 15, 2021